UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2023

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	HST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into A Material Definitive Agreement.

On May 31, 2023, Host Hotels & Resorts, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with (i) J.P. Morgan Securities LLC, BofA Securities, Inc, Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents (in such capacity, each, a “Sales Agent” and collectively, the “Sales Agents”) or forward sellers acting as sales agents for the respective Forward Purchasers (as defined below) (in such capacity, each a “Forward Seller,” collectively, the “Forward Sellers” and together with the Sales Agents, the “Agents”), and (ii) the Forward Purchasers (as defined below). Pursuant to the Distribution Agreement, the Company or any Forward Seller (as agent for its corresponding Forward Purchaser) may offer and sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having a combined aggregate offering price of up to $600 million (the “Shares”). The Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares will be offered and sold through the Sales Agents over a period of time and from time to time in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, at then-current market prices or in other transactions permitted by law, pursuant to the Distribution Agreement, and only one of the Sales Agents may sell the Shares on a particular day or specified period of days. The Company is not obligated to sell, and none of the Sales Agents are obligated to buy or sell, any Shares under the Distribution Agreement. The Company shall specify to the applicable Sales Agent (i) the date or dates on which the Shares may be sold, (ii) the maximum number of Shares or maximum dollar amount worth of Shares to be sold on, or over the course of, such date(s) and (iii) the minimum price below which sales may not be made. Under the Distribution Agreement, the Company may also sell Shares to a Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to a Sales Agent as principal, it will enter into a separate terms agreement with such Sales Agent.

The Company will pay each Sales Agent a commission that will not exceed, but may be lower than, 2% of the gross proceeds of all Shares sold through such Sales Agent under the Distribution Agreement and will reimburse the Sales Agents for certain expenses incurred in connection with their services under the Distribution Agreement. The Company intends to use the net proceeds from the sale of the Shares from time to time to fund future potential acquisitions and for general corporate purposes.

The Distribution Agreement contemplates that, in addition to the offering and sale by the Company of Shares to or through the Sales Agents, the Company may enter into separate forward sale agreements with each of JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, then the Company expects that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Sales Agent, acting as sales agent for such Forward Purchaser as a Forward Seller, Shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not receive any proceeds from any sale of Shares borrowed by a Forward Purchaser (or its affiliate) and sold through a Sales Agent, as Forward Seller.

In connection with each forward sale agreement, the applicable Sales Agent, as Forward Seller, in connection with such forward sale agreement, will receive a commission that will not exceed, but may be lower than, 2% of the gross sales price of the borrowed Shares sold through such Forward Seller during the applicable forward selling period for such Shares (subject to certain possible adjustments to such gross sales price) and the Company will reimburse the Forward Sellers and the Forward Purchasers for certain expenses incurred in connection with their services under the Distribution Agreement.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant Forward Purchaser.

Host Hotels & Resorts, L.P., through which the Company conducts all operations, and for which the Company is the sole general partner, is a party to the Sixth Amended and Restated Credit Agreement, dated as of January 4, 2023, as amended, under which an affiliate of certain of the Sales Agents is an agent and/or a lender. Each of the Sales Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 8.01. Other Events.

The Shares will be offered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-264313), filed on April 15, 2022 with the Securities and Exchange Commission (the “SEC”). In connection with the offering contemplated by the Distribution Agreement, the Company has filed with the SEC a prospectus supplement, dated May 31, 2023, to the prospectus dated April 15, 2022 that is part of the Registration Statement.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain Maryland law issues regarding the Shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated May 31, 2023, among Host Hotels & Resorts, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents and forward sellers, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: May 31, 2023	By:	/s/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller